UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2026
P3 Health Partners Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2370 Corporate Circle Suite 300 Henderson, Nevada	89074
(Address of principal executive offices)	(Zip Code)
(702) 910-3950
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Class A common stock	PIIIW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 11, 2026, P3 Health Group, LLC (the “Company”) entered into an Amendment to Unsecured Promissory Note (the “Amendment”) with VBC Growth SPV 5, LLC (the “Holder”) amending the terms of the Unsecured Promissory Note originally dated May 29, 2025 (the “Note).

The Amendment modifies Section 1, clause (a)(iii) of the Note to extend the availability period for the third tranche of funding. Under the Amendment, the remaining $19.0 million of the third tranche is available for one or more draws through June 30, 2026. Except as modified by the Amendment, all other terms and provisions of the Note remain in full force and effect.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Unsecured Promissory Note, dated as of February 11, 2026, by and among P3 Health Group, LLC and VBC Growth SPV 5, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 Health Partners Inc.

Date:	February 17, 2026	By:	/s/ Leif Pedersen
Leif Pedersen
Chief Financial Officer